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Exhibit 4.2

[FACE OF DEPOSITARY RECEIPT]

[COLONIAL GRAPHIC]

IMPORTANT NOTICE—RESTRICTIONS ON TRANSFER AND OWNERSHIP

        The Preferred Shares represented by the Depositary Shares that are evidenced by this Depositary Receipt are subject to restrictions on transfer and ownership. See the reverse hereof for important information regarding these restrictions.

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES EACH REPRESENTING 1/10 OF A
SHARE OF 8 1/8% SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES
OF
COLONIAL PROPERTIES TRUST
(an Alabama real estate investment trust)

DEPOSITARY SHARES

THIS DEPOSITARY RECEIPT IS TRANSFERABLE
IN CANTON, MA, JERSEY CITY, NJ OR NEW YORK, NY

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 195872 40 3

EQUISERVE TRUST COMPANY, N.A., and EQUISERVE, INC. as Depositary (individually and collectively, the "Depositary"), hereby certify that                        is the registered owner of                         Depositary Shares ("Depositary Shares"), each Depositary Share representing a fractional interest equal to 1/10 of a share of 8 1/8% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the "Preferred Shares"), of Colonial Properties Trust, an Alabama real estate investment trust (the "Trust"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of April 30, 2003 (the "Deposit Agreement"), among the Trust, the Depositary and all holders from time to time of Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual and/or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized representative of such Registrar.

        The Trust is authorized to issue Common Shares and one or more series or classes of Preferred Shares. The Trust will furnish without charge to each receiptholder, who so requests in writing, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares and upon the holders thereof, a copy of the Trust's Declaration of Trust and Bylaws and a copy of the Deposit Agreement. Any such request shall be made to the Trust at the principal office of the Trust at 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202, Attention: Secretary.

        This Depositary Receipt is continued on the reverse hereof and the additional provisions therein set forth (including, without limitation, those relating to redemption) for all purposes have the same effect as if set forth at this place.

Dated:

Countersigned EquiServe Trust Company, N.A. Depositary, Transfer Agent and Registrar

By:
AUTHORIZED OFFICER

[REVERSE OF DEPOSITARY RECEIPT]

COLONIAL PROPERTIES TRUST

        IMPORTANT NOTICE REGARDING RESTRICTIONS ON TRANSFER AND OWNERSHIP. The Preferred Shares represented by the Depositary Shares that are evidenced by this Depositary Receipt are subject to restrictions on transfer and ownership for the purpose of assisting the Trust in maintaining its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Accordingly, the Depositary Shares are subject to these restrictions on transfer based on the amount of Preferred Shares represented by such Depositary Shares. Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust: (a) no Person may Acquire or Beneficially Own Shares of the Trust in excess of 9.8 percent in number or value, whichever is more restrictive, of the aggregate outstanding Shares of the Trust; (b) no Person (other than an Excluded Holder) may Acquire or Beneficially Own Common Shares in excess of 5.0 percent in number or value, whichever is more restrictive, of the outstanding Common Shares of the Trust; and (c) no Person may Acquire or Beneficially Own Shares of any class or series of Preferred Shares of the Trust in excess of 9.8 percent in number or value, whichever is more restrictive, of the aggregate of the outstanding Preferred Shares of such class or series. Separate restrictions set forth in Section 6.7 of the Declaration of Trust apply to restrict the permissible Constructive Ownership of Shares. Any Person who Beneficially Owns or attempts to Beneficially Own Shares in excess of the above limitations must immediately notify the Trust, any Shares so held may be subject to mandatory redemption or sale in certain events, certain purported acquisitions of Shares in excess of such limitations shall be void ab initio, and any Shares purported to be Acquired or Beneficially Owned in excess of such limitation will be automatically converted into and exchanged for Excess Shares. Excess Shares have limited economic rights, no dividend rights and no voting rights. A Person who attempts to Beneficially Own Shares in violation of the ownership limitations set forth in subparagraph (b) of Section 6.7 of the Declaration of Trust of the Trust shall have no claim, cause of action, or any other recourse whatsoever against a transferor of such shares. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.

        1.    THE DEPOSIT AGREEMENT. Depositary Receipts, of which this Depositary Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of April 30, 2003 (the "Deposit Agreement"), among the Trust, the Depositary and all holders from time to time of Depositary Receipts. The Deposit Agreement (copies of which are on file at the principal office maintained by the Depositary which at the time of the execution of the Deposit Agreement is located at 150 Royall Street, Mail Stop: 45-02-62, Canton, MA 02021, Attn: Client Administration (the "Depositary's Office") and at the office of any agent of the Depositary) sets forth the rights of holders of Depositary Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Depositary Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Depositary Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

        2.    DEFINITIONS. Unless otherwise expressly herein provided, all defined terms used in this summary of the Deposit Agreement shall have the meanings ascribed thereto in the Deposit Agreement.

        3.    REDEMPTION OF PREFERRED SHARES. Whenever the Trust shall elect to redeem Preferred Shares, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 days' prior written notice of the date of such proposed redemption and of the number of such Preferred Shares held by the Depositary to be so redeemed and the applicable redemption price, plus the amount, if any, of accrued and unpaid dividends thereon ending on the date fixed for redemption. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Shares and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption of such Preferred Shares and Depositary Shares, to the record holders of the Depositary

Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary. On the date of such redemption, the Depositary shall redeem the number of Depositary Shares representing such redeemed Preferred Shares; provided, that the Trust shall then have paid or caused to be paid in full to the Depositary the redemption price of the Preferred Shares to be redeemed, plus any accrued and unpaid dividends payable with respect thereto to the date of any such redemption. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be determined pro rata or by any other equitable method determined by the Trust that will not result in a violation of the Aggregate Ownership Limit. Notice having been mailed as aforesaid, from and after the redemption date (unless the Trust shall have failed to provide the funds necessary to redeem the Preferred Shares represented by the Depositary Shares called for redemption), all dividends on the Preferred Shares so called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares (except the right to receive the redemption price, plus any accrued and unpaid dividends) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Depositary Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed at a redemption price per Depositary Share equal to the same fraction of the redemption price per share paid with respect to the Preferred Shares as the fraction each Depositary Share represents of a Preferred Share, plus the same fraction of all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Trust in respect of dividends which on the redemption date have accumulated on the Preferred Shares to be so redeemed and have not theretofore been paid. The foregoing is further subject to the terms and conditions of the Articles Supplementary. If fewer than all of the Depositary Shares evidenced by this Depositary Receipt are called for redemption, the Depositary will deliver to the holder of this Depositary Receipt upon its surrender to the Depositary, together with the redemption payment, a new Depositary Receipt evidencing the Depositary Shares evidenced by such prior Depositary Receipt that are not called for redemption.

        4.    SURRENDER OF DEPOSITARY RECEIPTS AND WITHDRAWAL OF PREFERRED SHARES. The holder hereof may withdraw any or all of the deposited Preferred Shares represented by the Depositary Shares evidenced hereby and all money and other property, if any, represented by such Depositary Shares by surrendering this Depositary Receipt at the corporate office or at such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to the holder hereof, or to the person or persons designated by the holder hereof in accordance with the Deposit Agreement, the number of whole or fractional shares of such Preferred Shares and all such money and other property, if any, represented by the Depositary Shares evidenced by this Depositary Receipt surrendered for withdrawal, but the holder of such whole or fractional Preferred Shares shall not thereafter be entitled to deposit such Preferred Shares under the Deposit Agreement or to receive Depositary Shares therefor. However, if this Depositary Receipt evidences a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional deposited Preferred Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional Preferred Shares and such money and other property, if any, to be withdrawn, deliver to such holder a new Depositary Receipt or Depositary Receipts evidencing such excess number of Depositary Shares.

        5.    TRANSFERS, SPLIT-UPS, COMBINATIONS. Subject to the Deposit Agreement, this Depositary Receipt is transferable on the books of the Depositary upon surrender of this Depositary Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and upon such transfer the Depositary shall sign and deliver a Depositary Receipt or Depositary Receipts to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Depositary Receipt may be split into other Depositary Receipts or combined with other Depositary Receipts into one Depositary Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Depositary Receipt or Depositary Receipts surrendered; provided, however, that the Depositary shall not issue any Depositary Receipt evidencing a fractional Depositary Share.

        6.    CONDITIONS TO SIGNING AND DELIVERY, TRANSFER, ETC., OF DEPOSITARY RECEIPTS. Prior to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of this Depositary Receipt, the Depositary, any of the Depositary's Agents or the Trust may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Trust shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto; (ii) production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Trust may establish consistent with the Deposit Agreement.

        7.    SUSPENSION OF DELIVERY, TRANSFER, ETC. The deposit of Preferred Shares may be refused, the delivery of this Depositary Receipt against Preferred Shares may be suspended, the registration of transfer of Depositary Receipts may be refused and the registration of transfer, split-up, combination, surrender, exchange or redemption of this Depositary Receipt may be suspended (i) during any period when the register of shareholders of the Trust is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Trust at any time or from time to time because of any requirement of applicable law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

        8.    AMENDMENT. The form of the Depositary Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Trust and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any changes in the fees of any Depositary or Registrar or Transfer Agent payable by the Company) which (i) shall materially adversely alter the rights of holders of Depositary Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Shares pursuant to the Articles Supplementary shall be effective unless such amendment shall have been approved by the holders of Depositary Receipts evidencing at least two-thirds of the Depositary Shares then outstanding. The holder of this Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder of the Depositary Shares to surrender this Depositary Receipt evidencing the Depositary Shares with instructions to the Depositary to deliver to the holder the Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

        9.    CHARGES AND EXPENSES. The Trust shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement, except such charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts.

        10.    TITLE TO DEPOSITARY RECEIPTS. Title to this Depositary Receipt, when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

        11.    DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distributions on the Preferred Shares, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute to record holders of Depositary Receipts such amounts of such sums as are in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders; provided, however, that in case the Trust or the Depositary shall be required by law to withhold and does withhold from any cash distribution in respect of the Preferred Shares an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

        12.    SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Trust shall at any time offer or cause to be offered to the persons in whose name Preferred Shares are registered on the books of the Trust any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Depositary Receipts in such manner as the Trust shall instruct.

        13.    NOTICE OF DISTRIBUTIONS, FIXING OF RECORD DATE. Whenever (i) any dividend or other distributions shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Preferred Shares, (ii) the Depositary shall receive notice of any meeting at which holders of Preferred Shares are entitled to vote or of which holders of Preferred Shares are entitled to notice or (iii) the Depositary shall receive notice of any election on the part of the Trust to redeem any Preferred Shares, the Depositary shall in each such instance fix a record date (which shall be the same date, if any, as the record date fixed by the Trust with respect to the Preferred Shares) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or (z) whose Depositary Shares are to be so redeemed.

        14.    VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Preferred Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the Preferred Shares represented by their respective Depositary Shares, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of this Depositary Receipt on such record date the Depositary shall vote or cause to be voted the Preferred Shares represented by the Depositary Shares evidenced by this Depositary Receipt in accordance with the instructions set forth in such request. The Trust hereby agrees to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Shares or cause such Preferred Shares to be voted. In the absence of specific instructions from the holder of this Depositary Receipt, the Depositary will abstain from voting to the extent of the Preferred Shares represented by the Depositary Preferred Shares evidenced by this Depositary Receipt.

        15.    REPORTS, INSPECTION OF TRANSFER BOOKS. The Depositary shall transmit to the record holders of Depositary Receipts copies of all reports and communications received from the Trust that are received by the Depositary as the holder of Preferred Shares. The Depositary shall keep books at the Corporate Office for the registration and transfer of Depositary Receipts, which books at all reasonable times will be open for inspection by the record holders of Depositary Receipts as provided by applicable law.

        16.    LIABILITY OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE TRUST. None of the Depositary, any Depositary's Agent, the Registrar or the Trust shall incur any liability to any holder of this Depositary Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any governmental authority or, in the case of the Depositary, any Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Declaration of Trust or the Articles Supplementary or, in the case of the Trust, the Depositary, any Depositary's Agent or the Registrar, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Trust shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, the Registrar or the Trust incur any liability to any holder of this Depositary Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

        17.    OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE TRUST. None of the Depositary, any Depositary's Agent, the Registrar or the Trust assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Depositary Receipt to the holder hereof or other persons, other than for its negligence, gross negligence, willful misconduct or bad faith. None of the Depositary, any Depositary's Agent, the Registrar or the Trust shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Preferred Shares, Depositary Shares or Depositary Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required. None of the Depositary, any Depositary's Agent, the Registrar or the Trust will be liable for any action or failure to act by it in reliance upon the written advice of or information from legal counsel or accountants or information provided by any person presenting Preferred Shares for deposit, any holder of this Depositary Receipt or any other person believed by it in good faith to be competent to give such advice or information.

        18.    TERMINATION OF DEPOSIT AGREEMENT. The Deposit Agreement may be terminated by the Trust upon not less than 30 days' prior written notice to the Depositary if (i) such termination is necessary to preserve the Trust's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provisions) or (ii) the holders of Depositary Receipts evidencing at least two-thirds of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Depositary Receipt, upon surrender of the Depositary Receipt held by such holder, such number of whole or fractional deposited Preferred Shares as are represented by the Depositary Shares evidenced by such Depositary Receipt, together with any other property held by the Depositary in respect of such Depositary Receipt. Upon the termination of the Deposit Agreement, (i) the Trust shall be discharged to all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.06 and 5.09 of the Deposit Agreement and (ii) the Depositary shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Company under Section 5.07 of the Deposit Agreement.

        19.    GOVERNING LAW. The Deposit Agreement and this Depositary Receipt and all rights thereunder and hereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

        The following abbreviations, when used in the inscription on the face of this Depositary Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common
TEN ENT = as tenants by the entireties
JT TEN = as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT —		Custodian
	(Cust)	(Minor)
under Uniform Gifts to Minors Act (State)
UNIF TRF MIN ACT—	(Cust)	Custodian (until age )
	(Minor)	under Uniform Transfers
to Minors Act (State)
Additional abbreviations may also be used though not in the above list.
For Value Received, hereby sell(s), assign(s) and transfer(s) unto
(Please insert social security or other identifying number of assignee)

(Please print or typewrite name and address including postal zip code of assignee)

Depositary Shares represented by the within Depositary Receipt, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.
Dated	Signed

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS DEPOSITARY RECEIPT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-16.

AMERICAN BANK NOTE COMPANY 3504 ATLANTIC AVENUE SUITE 12 LONG BEACH, CA 90807 (562) 989-2333 (FAX) (562) 426-7450	April 30, 2003 054595bk

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  Exhibit 4.2